Exhibit 15.1

May 2, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 2, 2019 on our review of interim financial information of Janus Henderson Group plc, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statement on Form S-8 (No 333-218365) of Janus Henderson Group plc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Denver, Colorado